CERTIFICATE OF MERGER
                                       of
                         SPONGETECH INTERNATIONAL, LTD.
                            (a New York corporation)
                                      into
                              SPONGETECH SUB, INC.
                            (a Delaware corporation)

         The undersigned corporation

         DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                            STATE OF INCORPORATION
         Spongetech International, Ltd.                  New York
         Spongetech Sub, Inc.                        .   Delaware

     SECOND: That an agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Spongetech Sub, Inc., a Delaware corporation.

     FOURTH: That no amendments or changes in the Certificate of Incorporation of Spongetech Sub, Inc. a Delaware corporation, which is the surviving corporation, are to be effected by the merger.

     FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 50 20th Street, Brooklyn, New York 11232.

     SIXTH: That a copy of the Plan and Agreement of Merger will be furnished on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                 Number of       Par value
 Corporation                    Class            Shares          per share

 Spongetech International, Ltd.
 a New York corporation         Common Stock     5,000           nil

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     EIGHTH:  That this  Certificate  of Merger shall be effective on its filing date.

        Dated: December 16, 2002

        SPONGETECH INTERNATIONAL, LTD.
        (a New York corporation)

        By: /s/Michael Metter
             Michael Metter, President


        SPONGETECH SUB, INC.
        (a Delaware corporation)

        By:  /s/Michael Metter
              Michael Metter, President